CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Asset Allocation Trust

Evergreen Equity Trust

We consent to the use of our reports, dated February 26, 2010, for the Asset Allocation Trust and for the Evergreen Asset Allocation Fund, a series of the Evergreen Equity Trust, incorporated herein by reference and to the references to our firm under the captions “FINANCIAL HIGHLIGHTS” in the prospectuses and “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in the Statements of Additional Information.

/s/ KPMG

Boston, Massachusetts

April 29, 2010